UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

EXELIXIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-30235

Delaware	04-3257395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083-0511

(Address of Principal Executive Offices, Including Zip Code)

(650) 837-7000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 16, 2007, Exelixis, Inc. (the “Company”) announced that a recently completed phase 2 trial of XL784 did not meet its primary endpoint of reducing proteinuria compared with placebo in patients with proteinuria associated with diabetic nephropathy. The Company is continuing to analyze the data to assess whether further evaluation of the compound is warranted.

The results of the XL784 phase 2 trial meet the criteria for submission of the compound to GlaxoSmithKline for evaluation under the product development and commercialization agreement between the Company and GlaxoSmithKline. Pursuant to the agreement, GlaxoSmithKline has the option, subject to criteria specified in the agreement, to elect to develop and commercialize up to three compounds in the Company’ product pipeline from among XL784, XL880, XL184, XL820, XL999, XL844, XL228, XL281 and XL418. The Company expects to submit the data package to GlaxoSmithKline by the end of October, after which GlaxoSmithKline will have 90 days to review the data package and determine if it will select the compound for further clinical development and commercialization.

XL784 is also part of the Company’s clinical development financing arrangement with Symphony Evolution, Inc. (SEI). In 2005, the Company licensed three of its compounds, XL784, XL647 and XL999, to SEI in return for $80.0 million for the clinical development of these compounds and an exclusive option to reacquire the compounds from SEI’s investors at a specified purchase price. The Company is primarily responsible for the development of these compounds in accordance with specified development plans and related development budgets.

This Form 8-K contains forward-looking statements, including, without limitation, statements related to the future development and potential safety and efficacy of XL784 and the timing of the submission of XL784 to GlaxoSmithKline. Words such as “expects,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s’ current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the results of any failure of XL784 to demonstrate safety and efficacy in clinical testing, risks related to the Company’s arrangement with SEI and the Company’s dependence on and relationship with GlaxoSmithKline. These and other risk factors are discussed under “Risk Factors” and elsewhere in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and the Company’s other filings with the Securities and Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

EXELIXIS, INC.

Date: October 17, 2007	By:	/s/ James B. Bucher
James B. Bucher Vice President, Corporate Legal Affairs and Secretary